Exhibit 99.1

 FLYING  CLEAN WITH  SUSTAINABLE  AVIATION  FUELS  INVESTOR PRESENTATION / JANUARY 2025

 DISCLAIMER  10  This presentation and any accompanying oral presentation (this “Presentation”) is provided for information purposes only and has been prepared to assist interested parties in making their own  evaluation with respect to a potential business combination between Focus Impact BH3 Acquisition Company (“Focus Impact”) and XCF Global Capital, Inc. (“XCF” or the “Company”) and the related transactions (the “Business Combination") and for no other purpose. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below.  Without the express prior written consent of Focus Impact and XCF, this Presentation and any information contained within it may not be (i) reported (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Business Combination or (iv) provided to any other person except your employees and advisors with a need to know who are advised of the confidentiality of the information. In addition, this Presentation is intended solely for investors that are, and by proceeding to participate in this Presentation you confirm that you are, qualified institutional buyers or institutions that are accredited investors (as such terms are defined under the rules of the Securities and Exchange Commission (the “SEC”)). This Presentation supersedes and replaces all previous oral or written communications relating to the subject matter hereof. Information disclosed in this Presentation is current as of the date of publication of this Presentation, and neither XCF nor Focus Impact undertakes or agrees to update this Presentation after the date hereof.  XCF and Focus Impact reserve the right to negotiate with one or more parties and to enter into a definitive agreement relating to one or more capital raising transactions at any time and without prior notice to the recipient of this Presentation or any other person or entity. XCF and Focus Impact also reserve the right, at any time and without prior notice and without assigning any reason therefor (i) to terminate the further participation by the recipient or any other person or entity in the consideration of, and proposed process relating to, a capital raising transaction, (ii) to modify any of the rules or procedures relating to such consideration and proposed process and (iii) to terminate entirely such consideration and proposed process. The recipient acknowledges that XCF, Focus Impact and their respective directors, officers, employees, affiliates, agents, advisors or representatives are under no obligation to accept any offer or proposal by any person or entity regarding a capital raising transaction. None of XCF, Focus Impact or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives has any legal, fiduciary or other duty to any recipient with respect to the manner in which any capital raising process is conducted.  By your acceptance of this Presentation, you acknowledge that applicable securities laws restrict a person who has received material non-public information concerning a company from purchasing or selling securities of such company and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  Certain information included herein describes or assumes the terms that are or will be included in the agreements between the parties to the Business Combination. Such agreements and terms are subject to change. In addition, certain information included herein describes or assumes the completion by XCF of its acquisition of New Rise Renewables, LLC and New Rise SAF Renewables Limited Liability Company (together, “New Rise”). The consummation of the Business Combination and the New Rise acquisition are also subject to other various risks and contingencies, including customary closing conditions. There can be no assurance that the Business Combination and/or the acquisition of New Rise will be consummated on the terms summarized herein or otherwise. As such, the subject matter of this Presentation is evolving and is subject to further change by Focus Impact and XCF in their joint and absolute discretion.  Neither the SEC nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the Business Combination described herein or determined that this Presentation is truthful or complete. No representations or warranties, express or implied, are given in, or in respect of, this Presentation, and no person may rely on any of the information or projections contained herein. To the fullest extent permitted by law, in no circumstances will Focus Impact, XCF, any placement agent or any of their respective subsidiaries, stockholders, affiliates, representatives, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or any opinions communicated in relation thereto or otherwise arising in connection therewith.

 FORWARD-LOOKING STATEMENTS  10  This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, Focus Impact’s and XCF’s expectations with respect to future performance and anticipated financial impacts of the Business Combination and the acquisition of New Rise, estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share, the satisfaction of the closing conditions to the Business Combination and the New Rise acquisition and the timing of the consummation of the Business Combination and the New Rise acquisition, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Focus Impact and its management, and XCF and its management, as the case may be, are inherently uncertain and subject to material change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political, and legal conditions; (2) the amount of redemptions by Focus Impact’s public stockholders in connection with the Business Combination; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with respect to the Business Combination or the New Rise acquisition or with regard to the Company’ s offtake arrangements; (4) the outcome of any legal proceedings that may be instituted against Focus Impact, XCF, Focus Impact BH3 Newco, Inc., a Delaware corporation and wholly owned subsidiary of BHAC (“NewCo”) or others;  (5) the inability of the parties to successfully or timely close the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect NewCo or the expected benefits of the Business Combination or that the approval of stockholders is not obtained; (6) changes to the proposed structure of the proposed transactions that may be required or appropriate as a result of applicable laws or regulations; (7) the inability of XCF to successfully or timely consummate the New Rise acquisition, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect NewCo or the expected benefits of the Business Combination; (8) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (9) the ability of XCF to integrate the operations of New Rise and implement its business plan on its anticipated timeline, including the inability to launch operations in the New Rise plant in Reno, Nevada in the near future; (10) the risk that the proposed transactions disrupt current plans and operations of Focus Impact or XCF as a result of the announcement and consummation of the proposed transactions; (11) the ability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, competition, the ability of NewCo to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (12) costs related to the proposed transactions; (13) changes in applicable laws or regulations; (14) risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; (15) the possibility that Focus Impact, XCF or NewCo may be adversely affected by other economic, business, and/or competitive factors; (16) the availability of tax credits and other federal, state or local government support (17) risks relating to XCF’s and New Rise’s key intellectual property rights; and (18) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and  “Cautionary Note Regarding Forward-Looking Statements” in the final prospectus relating to the initial public offering of Focus Impact, dated October 4, 2021, and other filings with the SEC, including the registration statement on Form S-4, as amended, initially filed with the SEC by NewCo on July 31, 2024 (the “Registration Statement”). If any of the risks actually occur, either alone or in combination with other events or circumstances, or Focus Impact’s or XCF’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Focus Impact or XCF does not presently know or that it currently believes are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Focus Impact’s or XCF’s expectations, plans or forecasts of future events and views as of the date of this Presentation. These forward-looking statements should not be relied upon as representing Focus Impact’s or XCF’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. While Focus Impact or XCF may elect to update these forward-looking statements at some point in the future, Focus Impact and XCF specifically disclaim any obligation to do so.

 FORWARD-LOOKING STATEMENTS (CONT’D)  10  Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither XCF nor Focus Impact has independently verified the data contained from these sources and cannot assure you of the data’s accuracy or completeness. Such data is subject to change. Recipients of this Presentation should not consider its contents, or any prior or subsequent communications from or with XCF or Focus Impact or their respective representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of XCF or Focus Impact. Recipients of this Presentation should each consult their own legal adviser, independent financial adviser or tax adviser for legal, financial or tax advice, make their own evaluation of XCF and Focus Impact and of the relevance and adequacy of the information and make such other investigations as they deem necessary.  Some of the data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made or within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. XCF and Focus Impact assume no obligation to update the information in this Presentation.  Investments in any securities described herein have not been approved or disapproved by the SEC or any other regulatory authority, nor has the SEC or any other regulatory authority passed upon or endorsed the merits of the Business Combination or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.  Trademarks  This Presentation may contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with XCF or Focus Impact, or an endorsement or sponsorship by or of XCF or Focus Impact. Solely for convenience, the trademarks, service marks, trade names and copyrights of XCF referred to in this Presentation may appear without the TM, SM or © symbols, but such references are not intended to indicate, in any way, that XCF will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights.  Use of Projections  This Presentation contains financial forecasts with respect to XCF’s projected financial results for certain future periods. Neither XCF’s nor Focus Impact’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial Information are inherently uncertain, and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of XCF or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. See “Forward-Looking Statements” above.

 FORWARD-LOOKING STATEMENTS (CONT’D)  10  Use of Projections (Continued)  The projected financial results reflect numerous assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions, and various other factors,  all of which are difficult to predict and many of which are beyond XCF’s control, such as the risks and uncertainties set forth in the section entitled “Risk Factors” in the Appendix to this Presentation. Furthermore, the projected financial results do not take into account any circumstances or events occurring after the date on which the projected financial results were prepared, which was on or around January 9, 2025.  Non-GAAP Measures  This Presentation includes certain financial measures not presented in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items are significant in understanding and assessing XCF’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that XCF’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. XCF believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to XCF’s financial condition and results of operations. This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, XCF is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.  Additional Information and Where to Find It  In connection with the Business Combination, Focus Impact and XCF have prepared, and NewCo and XCF have filed with the SEC, the Registration Statement containing a prospectus with respect to the securities to be issued in connection with the Business Combination, a proxy statement with respect to the stockholders’ meeting of Focus Impact to vote on the Business Combination and certain other related documents. Investors, securityholders and other interested persons are urged to read the preliminary proxy statement/prospectus in connection with Focus Impact’s solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination (and related matters) and general amendments thereto and the definitive proxy statement/prospectus, when available, because the proxy statement/prospectus will contain important information about Focus Impact, XCF and the Business Combination. When available, Focus Impact will mail the definitive proxy statement/prospectus and other relevant documents to its stockholders as of a record date to be established for voting on the Business Combination. This Presentation is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Focus Impact will send to its stockholders in connection with the Business Combination. Once the Registration Statement is declared effective, copies of the Registration Statement, including the definitive proxy statement/prospectus and other documents filed by Focus Impact, XCF or NewCo with the SEC, may be obtained, free of charge, by directing a request to Focus Impact BH3 Acquisition Company, 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105. The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

 FORWARD-LOOKING STATEMENTS (CONT’D)  10  Participants in the Solicitation  Focus Impact, NewCo and each of their directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies of Focus Impact’s stockholders in connection with the Business Combination under SEC rules. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Focus Impact’s stockholders in connection with the Business Combination is included in the Registration Statement and the proxy statement/prospectus included therein, which has been filed with the SEC. Investors and security  holders may obtain more detailed information regarding the names and interests in the Business Combination of Focus Impact’s directors and officers in Focus Impact’s filings with the SEC and such  information is also in the Registration Statement that has been filed with the SEC, which includes the preliminary proxy statement/prospectus of Focus Impact for the Business Combination.  XCF and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Focus Impact in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the Registration Statement and the preliminary proxy statement/prospectus included therein, which has been filed with the SEC.  You may obtain free copies of these documents as described in the paragraph “Additional Information and Where to Find It.”  No Offer or Solicitation  This Presentation relates to the Business Combination and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, and otherwise in accordance with applicable law.

FOCUS IMPACT BH3 ACQUISITION CO.
INVESTING IN SOCIALLY FORWARD COMPANIES

Focus Impact BH3 Acquisition Co. Overview

- Focus Impact BH3 is a SPAC sponsored by Focus Impact Partners with a vision of bringing a great company that is creating a positive impact for the world to the public markets to accelerate its growth
- Focus Impact Partners is an experienced private investment partner committed to bringing capital and expertise to socially forward companies and **helping those companies realize their growth and development objectives**
- The principals of Focus Impact Partners have significant expertise in the **aviation, energy and decarbonization** industries – in 2024 their special purpose acquisition company Focus Impact Acquisition Corp successfully completed the business combination with DevvStream, a leading carbon credit project co-development and generation firm specializing in technology-based sustainability solutions
- Focus Impact BH3 is listed on the OTC Markets under the ticker "BHAC." The proposed transaction with XCF is expected to close in the first quarter of 2025 and to result in the combined company being listed on the NYSE or Nasdaq



Carl Stanton
Chief Executive Officer

Invesco
Wellspring Capital Management



Wray Thorn
Chief Investment Officer

TWO SIGMA
MARATHON MANAGEMENT.INC



Ernest Lyles
Chief Financial Officer

HIGRO GROUP
UBS

XCF Global
FOCUS IMPACT BH3 ACQUISITION CO
7

 INVESTMENT HIGHLIGHTS  Strong Regulatory and Market Tailwinds for Sustainable Fuels  Shift in customer sentiment and new regulatory policies in the US and Europe provide massive tailwinds for both SAF supply and demand, driving a need for additional plants  Early Mover Advantage  Expect to be positioned as the sole public pure-play SAF producer in the US, distinguishing itself from peers that are predominantly legacy crude oil refiners  Outstanding Business Model with a Differentiated Design  Strategic use of non-food free fatty acids and modular plant design intended to facilitate rapid expansion to capitalize on robust demand for eco-friendly drop-in fuels  Cash Flow Visibility  Long-term agreement in place with Phillips 66 to provide non-food feedstock and offtake of renewable fuels,  providing cash flow visibility and stability  Proven Technology and Feedstock Sourcing  Feedstock-agnostic pretreatment technology combined with non-food feedstock sourcing capabilities enables flexibility, cutting supply costs and mitigating risks from supply volatility by using cost-effective and varied inputs  Experienced Management Team  The leadership team brings experience in engineering and operations from various sectors including energy and  commodities  10

 Gregg Surette Interim Chief Strategy Officer  Greg Savarese Interim Chief Marketing Officer  Randy Soule  3rd Party Operations Partner, Head of Engineering, Procurement and Construction  EXPERIENCED MANAGEMENT TEAM  XCF has assembled a world-class management team with decades of experience, a strong track record of success and proven ability to execute  Jae Ryu  Interim Chief Financial Officer  Mihir Dange Chief Executive Officer  10

XCF GLOBAL AT A GLANCE

XCF Global Capital intends to be a leading producer of sustainable aviation fuel in North America

XCF has entered into a merger agreement with New Rise, which owns and operates the production facility that will produce Sustainable Aviation Fuel (SAF) and an adjacent property in Reno, NV(1)

Our Mission

Scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability and quality to produce sustainable aviation fuel

38M[2]
Gallons of Annualized SAF Production Capacity beginning in **2025**

~160M[3]
Gallons of Annual SAF Production Capacity in **2028**

New Rise Reno, NV[2]
- Long term agreement with Phillips 66:
  - Provide non-food feedstock
  - Offtake of renewable fuels
- On-site rail and trucking lines
- Patent pending design



New Rise Reno 2, NV[2]
- Adjacent site ready to be developed for SAF production
- Cost efficiencies due to shared infrastructure

Sites 3 & 4 – Wilson, NC and Ft. Myers, FL
- Full conversion to SAF production
- Projected to come online 2028

● Ready for Production ● In Development ● Construction Imminent

(1) This presentation is predicated on the assumption that the mergers with New Rise Renewables LLC and New Rise SAF Renewables Limited Liability Company are completed; the business combination with Focus Impact is conditioned on its completion
(2) Acquisition of New Rise Renewables LLC expected to be completed in Q1 2025. Production capacity refers to maximum production when facility is operational for the full year
(3) Contingent upon completion of New Rise Reno 2 around 2026 and full conversion of the Wilson, NC and Ft. Myers, FL facilities by 2028

XCF Global

FOCUS IMPACT
BH3 ACQUISITION CO

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 AVIATION’S DISPROPORTIONATE IMPACT(1)  Aviation’s share of global energy-related CO2 emissions has grown faster in recent decades than rail, road or shipping(2)  International Aviation: 145.8%  International Shipping: 33.8%  Domestic Transport: 23.8%  Land Use and Forestry: 18.4%  Agriculture: (21.5%)  Residential & Commercial: (28.2%) Industry: (35.2%)  Energy Supply: (39.5%)  Waste: (38.9%)  1990  (2) International Energy Agency “Aviation”  11  1995  2000  2005  2010  2015  Share of Global CO2 Emissions  (1) European Environment Agency “EEA Greenhouse Gases. Data Viewer” | From 1990 to 2019

 WHAT IS SUSTAINABLE  AVIATION FUEL?  SAF is synthetic kerosene derived from non-food feedstocks such as waste oils and fats, green and municipal waste and non-food crops  SAF is able to recycle CO2 absorbed by biomass during its lifetime rather than injecting new carbon into the system, reducing emissions by up to 80%(1)  SAF is a 'drop-in' fuel, easily integrating with existing aviation infrastructure  SAF can be made from a variety of non-food feedstocks  via multiple technical pathways, each with different levels of sustainability  Non-Food Feedstock / Biomass  Top Source of Emissions  Crude Oil & Fossil Fuel  Kerosene  Refining  SOURCES  Hydrodeoxygenation  Emissions Reduction  Up to  80%  Lower than traditional jet  fuel(1)  PROCESS  FUEL TYPE  ENVIRONMENTAL IMPACT  TRADITIONAL JET FUEL  SAF  (1) BP “What is Sustainable Aviation Fuel?”  12  Synthetic Kerosene

AVIATION INDUSTRY WORKING TOWARD DECARBONIZATION

Top-Down Emissions Reduction Policies

Consistent with International Air Transport Association ("IATA") emissions reduction targets, many airlines have now set SAF targets to help the industry work towards deploying necessary capital investments

IATA

Represents commercial airlines and coordinates industry standards on behalf of 320 airlines, across 120 countries

- Reduce absolute emissions by 50% by 2050[1]
- Reach net zero by 2050[1]

ICAO

UN intergovernmental specialized agency tasked with setting international standards for member nations

- 2% annual fuel efficiency improvement through 2050[2]
- Carbon neutral growth from 2020 onwards[2]
- Net Zero emission by 2050 ("Long Term Aspirational Goal")[3]

Major US Airlines Express Support for SAF[4]

Airline	SAF Target	Climate Target
Alaska	10% by 2030	Net zero 2050
American Airlines	10% by 2030	Net zero 2050
DELTA	10% by 2030	Reduce scope 1 & 3 intensity by 45% by 2035
HAWAIIAN AIRLINES	10% by 2030	Reduce fuel emissions intensity by 45% by 2035
jetBlue	10% by 2030	Reduce scope 1 & 3 intensity by 50% by 2035 & net zero 2040
Southwest	10% by 2030	Net zero 2050
UNITED	NA	Reduce scope 1, 2, & 3 intensity by 50% by 2035 & net zero 2050

(1) IATA "Climate Change Fact Sheet"
(2) International Civil Aviation Organization ("ICAO") "On Board A Sustainable Future"
(3) ICAO "Long Term Aspirational Goal for International Aviation"
(4) Company websites; www.sciencebasedtargets.org, "Target Dashboard"

XCF Global
FOCUS IMPACT BH3 ACQUISITION CO
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 14  SAF: FUELING GREEN AVIATION  35.2%  eVTOL  3.0%  Hybrid Aircraft  20.7%  Electric Aircraft  1.3%  Hydrogen Technology  39.7%  Sustainable Aviation Fuel  $7.4B Total Investments  SHARE OF EQUITY INVESTMENTS INTO GREEN AERO TECH COMPANIES BY VERTICAL(2)  “SAFs are the only viable near-term option to decrease emissions in the aviation sector, as they are compatible with current aircraft engines and fueling infrastructure and can power flights with no distance limits”(1)  - McKinsey & Company  SAF: Industry Evolution Estimates(3)  450K Flights  2016: 500 flights  2025: 2 million flights  33M+ Gallons Per Year  2016: 2M gallons  2025: 1.3B gallons  38 Countries  with SAF Policies  2016: 2 countries  2025: Potential Global Agreement  $17B  in Forward Purchase  2016: $2.5 billion  2025: >$30 billion  70%  Avg. CO2 Reduction  2016: ~60%  2025: ~80%  7  Technical Pathways  2016: 4 pathways  2025:11 pathways  McKinsey & Company “Critical Insights on the Path to a Net-Zero Aviation Sector” dated October 2021  Company press releases; Pitchbook | From January 2012 to January 2024; represents equity investments in aero tech companies  IATA “AFI Sustainable Aviation Fuel Workshop”

 XCF’S FULL SUITE OF CAPABILITIES  XCF is bringing together a wide range of capabilities to become a leading SAF producer and building a strong foundation for continued expansion  Growing Operating Base  17  Reliable, Proven Technologies  Versatile Feedstock Base  Financing  License agreement in place with Axens North America(2), one of the industry leaders in process and catalyst development, to utilize Axens' liquid full hydrotreating technology  Axens' tech enables versatile hydrotreatment and boosts yields  Production policy guarantee in place, enabling more cost- effective transfer of commercial and tech risks to the insurance markets  First facility in Reno, NV(1) expected to begin commercial production in Q1 2025, and adjacent site to be developed for SAF (projected around 2026), with 2 additional plants also to be converted to SAF production (projected 2028)  State-of-the-art SAF sites require less area and can be replicated in a short period, as modular design allows for rapid expansion  Pretreatment allows non-food feedstock flexibility, cutting supply costs and mitigating risks from supply volatility by using cost-effective, varied inputs  XCF intends to vertically integrate its non-food feedstock supply to provide greater control of process and pricing  Proven ability to bring together financing sources and execute SAF and other biofuel projects  New sites will benefit from tax credits and lower cost financing through government sponsored programs  Acquisition of New Rise Renewables LLC expected to be completed in Q1 2025  New Rise Renewables LLC licenses Axens’ technology

 COMBINE ONSITE FEEDSTOCK PRETREATMENT WITH HEFA TECHNOLOGY  XCF facilities employ a two-stage process to production, adding a pretreatment stage prior to hydrotreatment  Hydroprocessed Esters and Fatty Acids  (“HEFA”)  HEFA technology involves converting fats, oils and greases (FOGs) into a high-quality, renewable aviation fuel through hydroprocessing  Renewable Source: HEFA fuels are derived from sustainable feedstocks such as used cooking oil, animal fats and plant oils  Compatibility: HEFA fuels can be used as drop-in replacements for conventional jet fuels without modification to existing aircraft engines and fueling infrastructure  Diversification of Feedstocks: HEFA technology allows for the use of a variety of feedstocks which promotes resource efficiency  Pretreatment of Feedstocks  Pretreating feedstock onsite allows XCF facilities to be feedstock agnostic, mitigates supply chain risk, and facilitates longer catalyst life  Pretreatment stage is already in place at New Rise and is expected to be installed at the Wilson, NC and Ft. Myers, FL sites  17

RELIABLE AND PROVEN HYDROTREATING TECHNOLOGY

New Rise's hydrotreating technology increases yield, lowers operating costs and allows for feedstock flexibility



Ag Oils, Animal Fats & Pyrolysis Oils
+
Energy
+
Hydrogen
Proprietary Hydrogenation Technology
Sustainable Aviation Fuel

1. Renewable non-food feedstocks are pretreated to remove impurities
2. Clean feedstocks are heated and put under pressure
3. Hydrogen gas is dissolved into the liquid feedstock and the oils are ready to be converted
4. Liquid feedstock with hydrogen is pumped over a catalyst bed under high temperature and pressure
5. Biomass undergoes chemical decomposition and converts into synthetic kerosene
6. Synthetic kerosene molecules are isomerized (rearranged) to improve the cold-flow properties
7. Sustainable aviation fuel is produced, ready for blending with conventional jet fuel to be used in existing aircraft

Made from renewable sources:

New Rise uses non-food feedstocks such as used cooking oil, animal fats and plant oils

- Non-food feedstocks (DCO, canola, camelina and soybean oil)
- Petroleum-free
- Wastes and by-products of other processes

Facility-specific license agreement of proven technology for life of the Plant[(1)]:

- **3,000+ industrial units under license**
- **Better Yields**
- **Lower Operating Expenses:**
  - Lower operating utilities
- **Longer Catalyst Life:**
  - Better controlled reaction results in less maintenance downtime
  - Pretreatment reduces the gum, metal and other substances that damage the catalyst

Synthetically equivalent to jet fuel:

- **Blended SAF compatible with existing aircraft and infrastructure**
- **Lower hydrocarbon emissions:**
  - Lower particulate matter, CO and NOx emissions
- **Similar Energy Density**
- **Compliant to Standards:**
  - Exceeds ASTM[(2)] D7566 standards

XCF Global

FOCUS IMPACT
BH3 ACQUISITION CO

(1) License agreement between New Rise Renewables and Axens
(2) Standard for evaluating which technologies, under specific circumstances and characteristics, can be used for producing on specification neat SAF

17

Supply & Offtake Agreement

15-year contract term

Well-known Fortune 50 company

Stable feedstock supply

Visibility on offtake

LONG-TERM AGREEMENT WITH WORLD-CLASS PARTNER

XCF has partnered with Phillips 66, an established Fortune 50 company who will supply 100% of the non-food feedstock and is the priority buyer for all SAF produced at New Rise for 15 years

World-Class Partnership
Phillips 66, New Rise's feedstock and prioritized offtake partner, is a top global energy company with brand recognition, mature infrastructure and established markets

Stable Non-Food Feedstock Supply
Distiller's corn oil is a by-product of Ethanol production. Phillips 66 works with several Ethanol plants, where it can source non-food feedstock supplies (distiller's corn oil and other vegetable oils)

Reduced Working Capital Requirements
Access to feedstock and Phillips 66's balance sheet[1] to source, procure and transport agricultural waste; Phillips 66 also coordinates logistics with preferential pricing

Visibility on Offtake[2]
Long term agreement for offtake of renewable fuels

Elimination of Offtake Transportation Investments
Phillips 66 is responsible for the costs and logistics of offtake transportation, storage and terminals

(1) A small fee will be paid to access Partner's working capital used in obtaining non-food feedstock supply. This minimizes financial impact from changes in working capital cycle
(2) Phillips 66 will be purchasing at a price tied to SAF prices in California

XCF Global
FOCUS IMPACT BH3 ACQUISITION CO
18

FAVORABLE REGULATORY ENVIRONMENT

Renewable Fuel Standard (RFS)

- Federal mandate to **incorporate renewable content into transportation fuels**
- Authorized under the **Energy Policy Act of 2005**
- Stipulates amount of renewable fuel that must be blended into transportation fuel; increases annually
- Petroleum refiners are required to either: (1) blend biofuels or (2) buy credits (RINs) to cover deficits
- D4 RINs are generated by each gallon of SAF produced

Low Carbon Fuel Standard (LCFS)

- States such as **Oregon, California and Washington, as well as certain Canadian provinces,** have programs implemented to lower carbon emissions from the transportation sector
- State programs assign a Carbon Intensity ("CI") score to each fuel based on the fuel's lifecycle GHG emissions. Lower CI scores are better/more valuable
- Low CI fuels like SAF generate **LCFS credits**

Blenders Tax Credit (BTC) and Clean Fuel Production Tax Credit (CFPC)

- Section **40B** provides for a SAF **blenders tax credit (BTC)** equal to **$1.25 per gallon**, plus up to $0.50 additional amount based on the total lifecycle GHG emissions reduced
- Section **45Z clean fuel production tax credit (CFPC)** will take its place in 2025, with a maximum tax credit amount of **$1.75 per gallon** for SAF on a sliding scale[4]

Credit Pricing

$0.36-3.45[1]

D4 RINs[1] per gallon,
52-week High-Low as of November 2024

$39-78[2]

Type 1 LCFS Credits per MT,
52-week High-Low as of December 2024

$1.75[3]

45Z Clean Fuel Production Credit per gallon

(1) U.S. Environmental Protection Agency (EPA), D4 RIN = Renewable Identification Number for biomass-based feedstock
(2) California Air Resources Board (CARB); weekly average transfer price
(3) Internal Revenue Service
(4) For facilities that satisfy the prevailing wage and apprenticeship requirements

XCF Global
FOCUS IMPACT BH3 ACQUISITION CO
19

 20  GOVERNMENTS ARE SETTING TARGETS TO USE SAF  Governments around the world are setting targets to use Sustainable Aviation Fuels  Sustainable  Aviation Fuel  Act(1)  Targets 35% lower emissions by 2035; net zero by 2050  Mandates EPA to set low carbon standard for fuels  Renewable Fuel  Standards(2)  Sets annual increases in renewable fuel use for ground transport and allows an "opt-in" for SAF  Low Carbon Fuel  Standard (CA)(3)  Applies carbon intensity reduction; eligible for state credits  Fit for 55(4)  Committed to reduce emissions by 55% by  2030  ReFuelEU Aviation Initiative(4)  Mandates 2% of fuel is from sustainable sources in 2025, increasing to 70% by 2050  Renewable Transport Fuel Obligation(5)  Mandates at least 10% of jet fuel to be from sustainable sources by 2030  Increases to 75% by 2050  USA  EUROPE  Congressional Research Service; US Department of Energy, Department of Transportation, Department of Agriculture “Sustainable Aviation Fuel Grand Challenge”  Environmental Protection Agency “Overview for Renewable Fuel Standard”  California Air Resources Board “Low Carbon Fuel Standard”  Council of the European Union “Fit for 55”  U.K. Department of Transport “Renewable Transport Fuel Obligation”

 21  XCF IS AHEAD OF ITS COMPETITION  XCF holds a strategic early-mover advantage, with operations ready to launch and a proven design that can be replicated across the nation  Source: Company filings, press releases and XCF management  Map Legend  Status  Sites  Operational  5  Under Construction  5  Proposed / Under  Development  19

 22  SUMMARY FINANCIAL PROJECTIONS  SAF production facility at Reno, Nevada(4) expected to begin commercial production in Q1 2025  Adjacent SAF production facility to be developed and projected to begin operations in Nevada around 2026, with Florida and North Carolina plants projected to be converted by 2028  Projections based on ongoing discussions and  offtake agreement in place at current spot prices  Opportunity to sell offtake with European partners consistent with global SAF pricing provides upside potential(5)  Investment Tax Credits (ITC) that may be available through the Inflation Reduction Act (IRA) Section 48C program not reflected in projections  Model drivers include:  SAF Pricing  RIN & LCFS  Production Capacity  Scope 3 Credits  Cost of Capital  ($M)  2025E Run Rate(1)  Production Volume (M, Gallons)  37.9  Total Revenue(2)  $331.4  Cost of Goods Sold  Feedstock Cost  170.8  Fuel Cost  24.4  SG&A  19.9  Total Cost of Goods Sold  $215.1  Gross Profit  $116.3  Margin %  35.1%  Total Operating Expenses  $20.0  EBITDA(3)  $96.2  Margin %  29.0%  Illustrative based on 2025E full-year production. 2025E revenue expected to equal $288.9M and 2025E EBITDA expected at $78.8M  Includes SAF and naphtha sales revenue, LCFS credits, D4 RINs, and Section 40B/45Z credits  The Company defines “EBITDA,” a non-GAAP measure, as net income (or loss) including environmental tax credits before interest expense (net of interest income), income tax expense (or benefit), and depreciation and amortization expense. EBITDA excludes major capital expenditures, transaction costs, and one-time non-recurring charges  Acquisition of New Rise Renewables LLC expected to be completed in Q1 2025; the business combination with Focus Impact is conditioned on its completion  Currently the company has not entered in any agreements with European partners

 23  MULTIPLE LEVERS FOR CONTINUED GROWTH  OPERATING BASE  EXPANSION  Identify, acquire and convert additional sites into XCF SAF production facilities using XCF’s  Nevada site as a design blueprint  DECARBONIZATION SOLUTIONS  Carbon capture, utilization and storage could decarbonize our platform and lead to a lower Carbon Intensity (CI) score  OTHER RENEWABLE FUELS  Expansion into other products such as marine biofuels, biogas and RFNBOs (Renewable Fuels of Non-Biological Origin)  NEAR-TERM  LONG-TERM  FEEDSTOCK PROCUREMENT AND SUPPLY CHAIN OPTIMIZATION  In conversations to form a joint venture to secure long-term feedstock agreements  EXISTING PIPELINE BUILDOUT  Existing owned and leased sites  expected to come online 2026-2028

EFFICIENT SITE DEVELOPMENT WITH ATTRACTIVE RETURNS



Target Delivery Schedule
YEAR 1
YEAR 2
YEAR 3
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Plant Construction
Pre-Build / Financing Arrangements
Post-Construction / Operations
Month 0-2
Land Acquisition and Applications
Month 3-9
Drawing / Site Plans
Month 10-12
Permits
Month 13-28
EPC Construction, Non-Food Feedstock / Offtake Agreements
Month 29-32
Approvals to Operate
Month 33+
Operations

Repeatable Site Development Process

- Repeatable process for:
  - Land Acquisition and Site Development
  - Obtaining Permits and Approvals
  - Negotiating Commercial Structures (e.g., offtakes, EPC, O&M)
  - Modular Plant Design
- Once a site is developed, typically in less than 3 years, the plant is expected to return long-term stable cash flows from favorably negotiated non-food feedstock and offtake agreements

Illustrative Returns on Investment[1]



IRR
51.6%
Unlevered
65.9%
Levered
Total Investment $325[2]
XCF's Efficient Process Minimizes Cost and Time
$3,923
$3,822
$3,032[3]
($25)
($180)
($120)
$174
$247
$258
$265
$272
Year
1
2
3
4
5
6
7
8
Cumulative Unlevered Cash Contribution
Cumulative Levered Cash Contribution
Cashflow In Given Year
Total Cashflows from years 9 through 18

XCF Global

FOCUS IMPACT BH3 ACQUISITION CO

(1) Illustrative analysis based on a 36-month development process and 60 month holding period. Sites can be developed within 32 months
(2) Assumes $25M for land acquisitions and other fees to be paid in equity, remaining $325M for construction to be funded with 20% equity / 80% debt
(3) Assumes a 3-year development and 15-year project with FCFF and FCFE growing at 2.0% per year from years 9 through 18

24

Key players competing in the drop-in  renewable fuels space  Some players are either developing new technologies that are not producing at commercial scale or have traditional refinery as a core business  The different business models and cash flow visibility may impact investor views on valuation  XCF’S PUBLIC PEER UNIVERSE  Established Production Capabilities  Proven and Reliable Technology  Long-term Cash Flow Visibility  Multiple Growth Opportunities  Strong EBITDA Margin Profile  Key players producing renewable  natural gas or other biofuels  Companies in this space have established businesses with long- term cash flow visibility  Established players have multiple businesses and are not solely focused on biofuels production  Renewable Diesel / SAF Producers  Renewable Natural Gas and Other Biofuels Producers  26

 PEER BENCHMARKING – VALUATION METRICS  EV / 2025E Revenue Multiple(1)  Renewable Diesel / SAF Producers Renewable Natural Gas and Other Biofuels Producers  Source: FactSet as of 01/17/2025  Note: 'NM' denotes multiples that are greater than 100x or that are based on a negative denominator  (1) Multiples for XCF based on 2025E Run Rate production  Average: 1.6x  EV / 2025E EBITDA Multiple(1)  Average: 8.4x  5.5x  26  3.7x  2.4x  1.0x  0.6x  2.6x  1.7x  1.4x  1.3x  1.1x  0.3x  19.0x  10.3x  NM  11.8x  6.4x  8.9x  5.0x  10.3x  5.6x  10.7x  6.0x

 27  TRANSACTION OVERVIEW  PF Shares Outstanding (M)  156.8  Share Price ($)  $10.00  PF Equity Value ($M)  $1,568  (+) PF Debt ($M)  $266  (-) PF Cash ($M)  ($6)  PF Enterprise Value ($M)  $1,829  Transaction Highlights  Sources & Uses  Pro Forma Valuation  Pro Forma Ownership  Deal Structure  Existing XCF shareholders rolling 100% of their equity and will have a pro forma equity ownership of 93.8%  Valuation  Transaction implies pro forma enterprise value of $1.83B  Implied pre-money enterprise value of $1.75B  Financing  Transaction expected to provide gross proceeds of up to approximately $25M from  remaining cash in trust and PIPE  Sources  ($M)  XCF Rollover  $1,371  XCF Rollover Equity Related to Note Conversion  100  Cash in Trust / PIPE  25  Total  $1,496  Uses  ($M)  Equity to XCF  $1,371  Equity to XCF Convertible Note  100  Transaction Expenses / Cash to Balance Sheet  25  Total  $1,496  Shares (M)  % Own.  XCF Rollover Equity  147.1  93.8%  Public Shareholders / PIPE Investors  3.0  1.9%  Sponsor Shares  5.3  3.4%  Subscription Agreement and Other Shares  1.4  0.9%  Assumptions:  $100M promissory note delivered to RESC Renewables LLC at closing of the New Rise acquisition will be converted to XCF common shares immediately prior to XCF merger, which will then convert into 10M NewCo common shares at closing  $261.1M of net debt on balance sheet prior to transaction (excluding $100M promissory note). $12.9M cash in trust remains at close; 100% of cash in trust is subject to redemption.156.8M pro forma shares outstanding valued at $10.00 per share Currently the contemplated PIPE has not been raised  Charts and tables do not include 11.5M public and 6.4M private outstanding warrants  Pro forma ownership will be in a newly formed entity. Assumes no redemptions and $12.1M raised via PIPE at a $10 per share Assumes the full $1.2M of capital is called under the subscription agreement and is reimbursed with shares  Includes $0.1M to be paid in shares to satisfy a capital markets advisory fee  93.8%  1.9%  3.4% 0.9%

 APPENDIX

 SAF OFFTAKE AGREEMENTS IN 2024(1)  Purchaser  Fuel Producer  Announcement Date  Total Offtake Volume (M Gallons)  Term of Offtake Agreement  Commentary  November 27, 2024  1.1  HSBC, Cathay Pacific and EcoCeres partner for major sustainable aviation fuel initiative in Hong Kong  November 27, 2024  49.5  MOU for long-term supply of SAF from 2030  Includes eSAF  November 26, 2024  8.3  1 year  DHL has the goal of reducing all logistics-related emissions to net zero by 2050  November 25, 2024  10 years  From late 2026  eSAF to support Aer Lingus, British Airways, Iberia, LEVEL and Vueling  November 23, 2024  20.5  1 year  Has pledged to invest $50M in SAF and carbon reductions and removals  November 8, 2024  Supplying SAF at four airports in Romania  First contract for Romanian air transportation  September 24, 2024  MOU to supply SAF  JetBlue Ventures had invested in Aether’s Series A financing  September 23, 2024  10 years  Up to 1.5M tons over a 10-year period  July 1, 2024  Purchased total 300k CHF vie Neste Impact  May 7, 2024  0.3  From Singapore facility - capacity to produce 1 MMtpy of SAF,  making it the world’s largest SAF production facility  (1) ICAO “SAF Offtake Agreements”  29

 SAF OFFTAKE AGREEMENTS IN 2024(1)  Purchaser  Fuel Producer  Announcement Date  Total Offtake Volume (M Gallons)  Term of Offtake Agreement  Commentary  April 21, 2024  First SAF supplied in Canada by Shell Aviation  Uses Avelia, blockchain-powered digital SAF Book-and-Claim  Various  Various  April 17, 2024  50.0  SABA members working with airline partners  Committed to ~$200M to purchase SAFc  April 17, 2024  2.2  1 year  Supplied by EPIC Fuels LLC, and Avfuel Corporation  April 15, 2024  2.4  1 year  Largest purchase of SAF from Neste made by any airline outside North America and Europe  Various  March 12, 2024  4 years  Avfuel will be a branded SAF distributor for Neste  Extends partnership to the end of 2027  March 8, 2024  0.2  1 year  Ryanair wants SAF to be 12.5% of its total fuel by 2030  February 28, 2024  260.0  14 years  e-SAF made from CO2, water and renewable energy  February 7, 2024  Aims to achieve ~5% SAF usage starting January 1st, 2024  January 22, 2024  33.0  6 years  2025-2030  Enilive plans to increase its refining capacity to produce 5M+ tons of biofuels per year by 2030  January 17, 2024  46.2  Will start to provide e-Fuels to the aviation industry after 2026  (1) ICAO “SAF Offtake Agreements”  29

 RISK FACTORS  31  Certain factors may have a material adverse effect on our business, financial condition and results of operations. If any of the following risks actually occur, either alone or in combination with other events or circumstances, our business, financial condition, results of operations and future prospects could be adversely affected and, in that event, you could lose all or part of your investment. The risks and uncertainties summarized below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that could adversely affect our business. You should also review the information included above under “Disclaimer” for a description of certain additional risks. Unless otherwise noted, all references in this section to “XCF,” “we,” “our” or “us” refer to the business of XCF Global, including the business of New Rise Renewables, prior to the consummation of the proposed business combination (the “Business Combination”) with Focus Impact BH3 Acquisition Co. (“Focus Impact”), and to the combined public company and its subsidiaries following the consummation of the Business Combination.  The list of risk factors presented below has been prepared solely for potential private placement investors in connection with the proposed private placement and not for any other purpose. Accordingly, the list is qualified in its entirety by disclosures contained in future documents filed with or furnished to the Securities and Exchange Commission by XCF Global, Focus Impact and/or a successor entity, including the documents filed or furnished in connection with the proposed Business Combination. The risks factors described in those filings may differ significantly from and be more extensive that those presented below. The list below speaks only as of the date of this presentation, and neither XCF Global nor Focus Impact undertakes any obligation to update the disclosures presented herein.  If financing is not identified by the parties to the Business Combination or fails to close and sufficient Focus Impact stockholders exercise their redemption rights in connection with the Business Combination, the combined company may lack sufficient funds following the Business Combination.  XCF has not yet completed its acquisition of New Rise, and any delay in closing the transaction could delay our ability to integrate operations and implement our business plan.  XCF is recently formed, has a limited operating history and its senior management team has limited experience in the renewable fuels industry.  We will rely on service providers, including a related party, to operate our Nevada, Florida and North Carolina plants.  Neither XCF Global nor New Rise has experience commercially producing SAF.  Although we have begun production of SAF, if commercial production at New Rise Reno 1 is delayed or the facility does not perform as we expect once commercial production has begun, our business and prospects will suffer. XCF does not have a track record of developing SAF or other biofuel plants, and will rely, in part, on service providers, including a related party, to develop additional SAF plants.  Our results of operations will be adversely affected if we are unable to fund the conversion of the New Rise and our Southeast facilities to SAF, or if we experience cost overruns or logistical or other delays in the conversion.  We currently have only one supplier of feedstock and our ability to operate would be adversely affected if there was any disruption in the supplier’s ability to supply us or if our relationship was terminated for  some reason.  We currently do not have agreements in place for alternative or additional sources of feedstock.  Our financial results may be materially affected by fluctuations in market prices, including for feedstock and SAF.  We may not be able to achieve our goal of vertically integrating our feedstock sources.  We may not be able to secure long-term agreements for feedstock and offtake for future facilities on acceptable terms, or at all.  Unanticipated operational problems at our facilities, including downtime and unplanned maintenance, could have a material adverse effect on our results of operations.  Significant differences in prices between SAF and traditional petroleum-based aviation fuel may limit the market for SAF or make it difficult for us to price our SAF product at a profitable level.  Any failure of ours to accurately forecast demand for SAF could result in unexpected shortfalls or surpluses that could negatively affect our results of operations.  Market acceptance of SAF as a product blended with traditional petroleum-based aviation fuel is uncertain.  Demand for SAF will depend, in part, on the establishment of market standards for blending ratios of SAF and petroleum-based aviation fuel.

 RISK FACTORS (CONT’D)  31  We face competition from established SAF producers and expect additional competition from new entrants currently developing SAF production facilities and possible additional entrants in the future, many of whom have greater resources and experience than we do.  Future entrants to the SAF market may quickly dominate the market and erode XCF’s market position due to their having a more established operating history and customer base, greater brand awareness and greater financial and other resources.  Competitors that produce their own supply of feedstocks may have a competitive advantage over us.  Technological innovation in SAF production or in the production of fuel alternatives to SAF could cause our SAF product to become uneconomical or obsolete, or require substantial capital investment  to upgrade our production facilities.  Our growth may be limited if we are not able to acquire and develop additional production sites or if we are not able to cost-effectively fund the acquisition and development of such sites.  We may not successfully identify and complete acquisitions on favorable terms or achieve anticipated benefits relating to any acquisitions.  Acquisition and development of additional production sites may not occur on our anticipated timelines or at all.  Acquiring additional production sites or assets involves numerous risks, including potential exposure to pre-existing liabilities.  Our acquisitions could result in unforeseen operating difficulties and expenditures and will require significant management resources.  We may experience unanticipated delays in completing development and obtaining necessary regulatory permits for acquired properties and assets.  We expect to need to raise substantial additional capital to fund our operations and planned growth and our ability to obtain sufficient funding on acceptable terms, or at all, is uncertain.  We plan to incur additional indebtedness in the future to meet our funding needs, which could adversely affect our financial and operating flexibility, financial condition and competitive position.  We rely on the expertise of our management and other key personnel, and the loss or departure of any could significantly harm our business and prospects.  A shortage of skilled labor or disruptions in our or our plant operations service provider’s labor force may make it difficult to maintain labor productivity.  If we are unable to manage our growth and expand our operations successfully, our reputation and brand may be damaged.  Our management has limited experience in operating a public company.  A significant interruption or casualty loss at any of our production facilities could significantly reduce our revenue.  Our insurance policies do not cover all losses, costs, or liabilities that we may experience.  Successful implementation of our business plan will depend in large part upon tax credits and other government incentives and favorable government policies toward renewable fuels, any of which could change at any time.  Our business will be adversely affected if we experience material delays in regulatory approvals for use of SAF and constructing and operating our current and future production facilities.  We could incur substantial costs or disruptions in our business if we cannot obtain or maintain necessary permits and authorizations.  We expect to incur substantial capital expenditures and operating costs as a result of our compliance with existing and future health, safety, environmental and other laws and regulations.  Our operations entail inherent safety and environmental risks, which may result in substantial liability to us.  Current or future government regulations and policies may restrict our operations and ability to compete.  We may be subject to product liability claims, which could result in material expense, diversion of management time and attention and damage to our business, reputation and brand.  Concerns regarding the environmental impact of fuel production, including renewable fuels, could affect public policy in ways that could adversely affect our business.  We plan to use hedging arrangements to attempt to mitigate certain risks, but the use of such arrangements could have a material adverse effect on our results of operations.  A cyber-attack on, or other failure of, our technology infrastructure could adversely affect our business and assets.  We depend on certain technologies that are licensed to us.

 RISK FACTORS (CONT’D)  31  Inflation may adversely affect our profitability by increasing our costs.  Natural or man-made disasters, social, economic and political instability, pandemics, epidemics or other disease outbreaks, and other similar events may significantly disrupt our and our customers’  businesses.  Following the Business Combination, a small number of stockholders will own a substantial majority of our stock, giving them material influence over the outcome of matters requiring a stockholder vote, including the election of directors and the approval of material, matters and their interests may not align with the interest of other stockholders.  If Focus Impact fails to comply with the listing requirements of Nasdaq, Focus Impact would face possible delisting, which could limit investors' ability to make transactions in its securities and subject it to additional trading restrictions.  Focus Impact currently is, and XCF will be, an “emerging growth company” within the meaning of the Securities Act of 1933, and if the combined company takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.  The consummation of the Business Combination is subject to a number of conditions, and if those conditions are not satisfied or waived, the Business Combination may not be completed.  The value of the shares held by Focus Impact’s sponsor following completion of the Business Combination may be substantially higher that the price paid for them.  The Focus Impact officers and directors may have conflicts of interest in connection with the Business Combination distinct from your interests.  A majority of our total outstanding shares will not be subject to any contractual trading restrictions and may be resold shortly after the consummation of the Business Combination.  Focus Impact’s public stockholders will experience dilution due to the issuance of securities to existing XCF equity holders entitling them to significant voting stake in the combined company.  If a significant number of shares of Focus Impact Class A Common Stock is elected to be redeemed in connection with the Business Combination, the stock ownership of the combined company will be highly concentrated, which will reduce the public "float" and may have a depressive effect on the market price of the common stock of the combined company.  Focus Impact may be unable to continue as a going concern if it does not consummate an initial business combination by the deadline contained in its charter.  In connection with the Business Combination, Focus Impact’s sponsor and its officers, directors, advisors or their respective affiliates may elect to purchase Focus Impact Class A common stock from public stockholders, which may reduce the public float of the Focus Impact Class A common stock.  The proceeds held in Focus Impact’s Trust Account could be reduced and the per-share redemption amount received by Focus Impact stockholders may be less than $10.10 per share.  If, after Focus Impact distributes the proceeds in the Trust Account to Focus Impact’s public stockholders that have elected to redeem their shares, Focus Impact files a bankruptcy petition or an involuntary bankruptcy petition is filed against Focus Impact that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of Focus Impact's board of directors may be viewed as having breached their fiduciary duties to its creditors, thereby exposing the members of its board of directors and Focus Impact to claims of punitive damages.  Other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration statement on Form S-4 filed in connection  with the Business Combination or in other documents filed by Focus Impact with the SEC.